SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2003.

Wachovia Asset Securitization, Inc.
(Issuer in respect of the Asset-Backed Certificates, Series 2003-HE2)
(Exact name of registrant as specified in its charter)

Delaware	333-97457	56-1967773

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wachovia Asset Securitization Inc., 301 South College Street, Suite D, Charlotte, NC 28288-5578
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code (704) 383-4634

8739 Research Drive, Charlotte, NC 28288-0121
(Former name or former address, if changed since last report.)

Item 5.       See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the August 25, 2003 payment to the Asset-Backed Certificates, Series 2003-HE2

Item 7.       Financial Statements and Exhibits.

(c)    Exhibits.

Item 601 (a) of Regulation.
S-K Exhibit Number.

20.1       Monthly statement to holders of Asset-Backed Certificates, Series 2003-HE2 relating to the August 25, 2003 Payment Date.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Asset-Backed Certificates, Series 2003-HE2 by the undersigned thereunto duly authorized.

Dated: October 28, 2003		By: Wachovia Asset Securitization, Inc., as Depositor

	By:	Wachovia Bank, National Association, as Attorney-in-fact

	By:	/s/ April Hughey
	Name:	April Hughey
	Title:	Vice President

EXHIBIT INDEX

20.1       Monthly statement to holders of Asset-Backed Certificates, Series 2003-HE2 relating to the August 25, 2003 Payment Date.